Exhibit 99.1
COMBINED FINANCIAL STATEMENTS
AMERICAN CATCON HOLDINGS, LLC
AND AMERICAN CAT CON, LLC
FOR THE YEAR ENDED
DECEMBER 31, 2007

Lockart, Atchley & Associates, L.L.P. Certified Public Accountants and Business Advisors	James E. Lockart, CPA Karen E. Atchley, CPA Nancy E. Boyd, CPA Dan A. Shaner, CPA Evonne G. Jones, CPA Joyce J. Smith, CPA Harold F. Ingersoll, CPA Ronny Armstrong, CPA
INDEPENDENT AUDITORS’ REPORT
To the Members
American CatCon Holdings, LLC
American Cat Con, LLC
We have audited the accompanying combined balance sheet of American CatCon Holdings, LLC (a Texas Limited Liability Corporation) and American Cat Con, LLC (a Mississippi Limited Liability Company) as of December 31, 2007, and the related statements of operations and members’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of American CatCon Holdings, LLC and American Cat Con, LLC as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Austin, Texas
April 8, 2008
6850 Austin Center Boulevard, Suite 180 • Austin, Texas 78731-3129
512-346-2086 • Toll Free 877-977-6850 • Fax 512-338-9883 • www.lockartatchley.com

American CatCon Holdings, LLC and American Cat Con, LLC
Combined Balance Sheet
December 31, 2007

ASSETS
Current Assets
Cash and Cash Equivalents	$1,779,955
Trade Receivable, Net of Allowance for Returns	2,717,777
Inventories	5,305,571
Vendor Advances, Net of Allowance for Uncollectible Advances	4,375,037
Other Current Assets and Prepaid Expenses	176,896

Total Current Assets	14,355,236

Fixed Assets
Property and Equipment	1,853,321
Accumulated Depreciation	(273,957)

Property and Equipment, Net of Depreciation	1,579,364

TOTAL ASSETS	$15,934,600

LIABILITIES AND EQUITY

Current Liabilities
Accounts Payable	$67,262
Other Payables	20,824
Lines of Credit	3,590,615
Related Party Payables	3,021,795

Total Current Liabilities	6,700,496

Long-Term Liabilities
Long-term Debt	477,615

Total Liabilities	7,178,111

Members’ Equity	8,756,489

TOTAL LIABILITIES AND EQUITY	$15,934,600

See Notes to Financial Statements.

American CatCon Holdings, LLC and American Cat Con, LLC
Combined Statement of Operations and Members’ Equity
Year Ended December 31, 2007

Revenue	$122,244,414

Expenses
Operating Expenses	111,162,498
Selling & Administration	1,240,057
Depreciation and Amortization	181,591

Total Expenses	112,584,146

Net Operating Income	9,660,268

Other Income and Expenses
Interest Expense	(319,677)
Other Income	10,883

(308,794)

Net Income	9,351,474

Members’ Equity, Beginning of Year	2,154,816
Net Distributions Paid	(2,749,801)

Members’ Equity, End of Year	$8,756,489

See Notes to Financial Statements.

American CatCon Holdings, LLC and American Cat Con, LLC
Combined Statement of Cash Flows
Year Ended December 31, 2007

Operating Activities
Net Income	$9,351,474

Adjustment to Reconcile Net Income to Net Cash Used by Operating Activities:
Depreciation and Amortization	181,591
Provision for Doubtful Accounts	894,069

(Increase) Decrease in:
Accounts Receivable	(768,094)
Vendor Advances	(4,604,706)
Inventories	(4,602,421)
Other Current Assets and Prepaid Expenses	(173,691)

Increase (Decrease) in:
Accounts Payable	(2,250,701)
Other Payables	20,210

Net Cash Used by Operating Activities	(1,952,269)

Investing Activities
Purchase of Fixed Assets	(1,275,619)

Net Cash Used by Investing Activities	(1,275,619)

Financing Activities
Net Borrowings (Repayments) on Lines of Credit	2,990,615
Net Borrowings (Repayments) from Related Party	3,021,795
Proceeds from Long-term Debt	354,499
Repayment of Long-term Debt	(363,966)
Net Distributions Paid	(2,749,801)

Net Cash Provided by Financing Activities	3,253,142

Net Increase in Cash	25,254

Cash — Beginning of Year	1,754,701

Cash — End of Year	$1,779,955

Supplemental Disclosure-Interest Paid	$313,815

See Notes to Financial Statements.

American CatCon Holdings, LLC and American Cat Con, LLC
Notes to Combined Financial Statements
December 31, 2007
Note 1 — Summary of Significant Accounting Policies
Combined Financial Statements
The accompanying Combined Financial Statements include the accounts of American CatCon Holdings, LLC (Holdings), a Texas Limited Liability Corporation, and American Cat Con, LLC (Cat Con), a Mississippi Limited Liability Company (jointly referred to as the Companies), which are under common control and ownership. All significant intercompany profits, accounts, and transactions have been eliminated in the combination.
Business Activity
The Companies are principally focused on the business of recycling catalytic converters and their related by products. The principal business activity is the recovery of precious metals, principally platinum, rhodium and palladium, via refining and extraction processes.
Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Companies consider all investments purchased with maturities of three (3) months or less to be cash equivalents.
Receivables and Revenue Recognition
The Companies have two types of receivable which are significant in the combined financial statements.
Trade receivables and related revenue are recorded at the time inventory is shipped to the refinery for processing. At that time, the Companies receive approximately 80% of the sales price directly from the refinery at the time of shipping. The balance of the receivable is paid upon completion of the refining process by individual load and may be subject to adjustment by the parties. At December 31, 2007, an allowance for such adjustments in the amount of $385,568 was included in the combined financial statements.
Vendor advances consist principally of amounts advanced to customers, and or suppliers. These are unsecured advances to suppliers who purchase product for the Companies for recycling, principally catalytic converters. These advances are necessary in order to maintain the supply line of converters. Management works diligently to monitor such advances. The Companies’ incidence of bad debts related to such advances has not been significant over the years. A 10% allowance for uncollectible advances has been included in the combined financial statements.
Inventories
Inventory consists of raw materials, catalytic converters, valued at cost, specifically identified by load. Inventory is originally accounted for by piece and is converted to pounds during the process of extraction of the core of the converter.

American CatCon Holdings, LLC and American Cat Con, LLC
Notes to Combined Financial Statements
December 31, 2007
Note 1 — Summary of Significant Accounting Policies (continued)
Fixed Assets
Fixed assets are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed principally by the straight-line method over the estimated useful life of the respective asset, as follows.

Building	39 years
Leasehold Improvements	10 years
Machinery & Equipment	5-7 years
Vehicles	5 years
Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives.
Income Taxes
The Companies are limited liability companies and have elected to be treated as partnerships for Federal income tax purposes. As such, all taxable income is passed through to the members. Therefore, the Companies do not pay Federal corporate income tax on their taxable income. Accordingly, no Federal income tax has been reported on these combined financial statements.
Advertising
The Companies follow a policy of charging the costs of advertising to expense as incurred. Advertising expenses for 2007 were $34,780, and are included in operating expenses in the financial statements.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

American CatCon Holdings, LLC and American Cat Con, LLC
Notes to Combined Financial Statements
December 31, 2007
Note 2 — Fixed Assets
Fixed assets consist of the following at December 31, 2007.

Land	$125,000
Building	215,336
Leasehold Improvements	273,582
Vehicles	717,615
Machinery & Equipment	521,788

$1,853,321

Note 3 — Leases
The Company leased approximately 20,000 square feet of office space from a third party in Austin and leases office space in Dallas, which is a buying point. The total rent for both facilities is $44,529 for the year ended December 31, 2007. The lease expired August 2007 and the Company has moved the headquarters to a new facility and is leasing a 30,000 square feet, 10 acre facility. The Company leases the new facility from a related party that has acquired the property. The terms of the final lease agreement are currently under negotiation.
Note 4 — Lines of Credit
The Companies had the following lines of credit at December 31, 2007.

A $4,000,000 revolving line of credit bearing interest at a floating rate payable monthly, 7.38% at December 31, 2007.	$1,909,790

A $2,000,000 revolving line of credit bearing interest at a floating rate payable monthly, 7.0% at December 31, 2007. The line matures on July 23, 2008.	1,680,825

$3,590,615

Note 5 — Related Party Payables
The Companies have unsecured notes payable to a related party which provide working capital to the Companies aggregating $3,021,795. Currently $1,116,760 of the related party debt is payable in monthly installments of principal and interest of $89,092, bearing interest at 6.25% and maturing December 31, 2008. The remaining related party debt is due on demand.

American CatCon Holdings, LLC and American Cat Con, LLC
Notes to Combined Financial Statements
December 31, 2007
Note 6 — Long-term Debt
The Companies have notes payable secured by equipment that mature at various times over the next five years, which are payable in monthly installments in varying amounts. The accompanying statements do not classify the short-term and long-term debt separately. All of the debt is classified as long-term debt. In connection with the sale of the assets to Metalico, Inc, in January 2008, substantially all of the long-term debt was paid or assumed in connection with the acquisition.
Note 7 — Concentrations
The Companies maintain demand deposit accounts with several institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007, approximately $586,000 of the deposits were in excess the insured amount. The Companies have entered into automated sweep agreements with a bank. The Companies maintain a targeted collected balance of $15,000 in the accounts in this bank, and any excess amount will be automatically invested through the Repurchase Agreement every night.
Note 10 — Subsequent Event
In January 2008, the Companies sold substantially all of their assets to Metalico, Inc. for $33.1 million plus an earn out over the next four years up to a maximum $2,062,500 per year and a maximum of $8,250,000, subject to meeting certain requirements with respect to earnings.